EXHIBIT 14.1

U.S.I. HOLDINGS CORPORATION

CODE OF ETHICS FOR DIRECTORS AND OFFICERS

U.S.I. Holdings Corporation and its subsidiaries (hereinafter the “Corporation”) has a Code of Business Conduct applicable to all directors and employees of the Corporation. The directors and officers of the Corporation, including the CEO, CFO, and principal accounting officer (collectively the “Responsible Persons”) are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Business Conduct, the Responsible Persons are subject to the following additional specific policies:

1.  The Responsible Persons are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Corporation with the SEC. Accordingly, it is the responsibility of the Responsible Persons to promptly bring to the attention of the Corporation’s Disclosure Policy Committee or the Audit Committee any material information of which he or she may become aware that affects the disclosures made by the Corporation in its public filings or otherwise assist the Disclosure Policy Committee in fulfilling its responsibilities as specified in the Corporation’s Disclosure Policy. Please refer to the Corporation’s Disclosure Policy for a listing of the Disclosure Policy Committee members and an explanation of the committee’s mission.

2.  The Responsible Persons shall promptly bring to the attention of the Disclosure Policy Committee and the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s financial reporting, disclosures or internal controls.

3.  The Responsible Persons shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning any violation of the Corporation’s Code of Business Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Corporation’s financial reporting, disclosures or internal controls.

4.  The Responsible Persons shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Corporation and the operation of its business, by the Corporation or any agent thereof, or of violation of the Code of Business Conduct or of these additional procedures.

5.  The Audit Committee of the Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct or of these additional procedures by the

Responsible Persons. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and to these additional procedures, and shall include written notices to the individual involved that the Audit Committee has determined that there has been a violation, censure by the Audit Committee, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Audit Committee) and termination of the individual’s employment or directorship. In determining what action is appropriate in a particular case, the Audit Committee, or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

6.  The Responsible Persons acknowledge and certify to the foregoing annually and file a copy of such certification with the Corporation’s General Counsel.

ACKNOWLEDGMENT

I certify that I have received and read and that I will abide by the Corporation’s Code of Ethics for Directors and Officers distributed to me on December     , 2003.

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Date: